UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 19, 2012

MFA FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-13991	13-3974868
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation		Identification No.)
or organization)

350 Park Avenue, 20th Floor
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 207-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) Amendment No. 1 to Second Amended and Restated Employment Agreement between MFA Financial, Inc. and Stewart Zimmerman

On October 19, 2012, MFA Financial, Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to Second Amended and Restated Employment Agreement, dated as of June 7, 2010 (the “Employment Agreement”), between the Company and Stewart Zimmerman, the Company’s Chairman and Chief Executive Officer.

Among other things, the Amendment extends Mr. Zimmerman’s term of employment under the Employment Agreement through December 31, 2013.

The Amendment also provides that on or promptly following December 31, 2013, the Company and Mr. Zimmerman will enter into a consulting agreement for Mr. Zimmerman’s consulting services, pursuant to which the Company will pay to Mr. Zimmerman a consulting fee of $65,500 per month for the twelve-month period from December 1, 2014, through December 31, 2014.

In addition, the Amendment provides that the equity component of Mr. Zimmerman’s performance bonus for the year ending December 31, 2013, will be settled, at the option of Company, through (i) the grant of fully vested phantom shares (i.e., restricted stock units) to be settled in shares of Company common stock in January 2014 or (ii) the grant of fully vested shares of Company common stock.  The Amendment also provides that any shares of Company common stock issued in respect of Mr. Zimmerman’s 2013 performance bonus may not be sold by Mr. Zimmerman until a date that is six months following his termination of employment except to satisfy income and employment tax obligations.

Also, the Amendment provides that not later than October 31, 2012, the Company will grant to Mr. Zimmerman, pursuant to the Company’s 2010 Amended and Restated Equity Compensation Plan and one or more phantom share award agreements, (i) 14,625 phantom shares, which will vest on December 31, 2013, subject to Mr. Zimmerman’s continued employment through such date, and (ii) 7,313 phantom shares, which will vest on December 31, 2013, subject to the Company’s having achieved a defined level of “return to stockholders” to be delineated in the applicable award agreement.  The Amendment also provides that any shares of Company common stock issued in settlement of the phantom share awards may not be sold by Mr. Zimmerman until a date that is six months following his termination of employment except to satisfy income and employment tax obligations.

The Amendment also provides that upon any termination of Mr. Zimmerman’s employment with the Company for any reason, Mr. Zimmerman will, as requested by the Company, resign from any position he then holds as an officer, director or fiduciary of the Company or any Company-related entity.

A copy of the Amendment is attached hereto as Exhibit 10.1. The above description of the principal terms of the Amendment is a summary only and is qualified in its entirety by reference to Exhibit 10.1 hereto, which is incorporated by reference into this Item 5.02.  Except as provided in the Amendment, all other terms and provisions of the Employment Agreement remain unchanged.  A copy of the Employment Agreement may be found as Exhibit 10.1 to the

Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 8, 2010.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

10.1	Amendment No. 1, dated October 19, 2012, to Second Amended and Restated Employment Agreement, dated as of June 7, 2010, between MFA Financial, Inc. and Stewart Zimmerman

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MFA FINANCIAL, INC.
(REGISTRANT)

	By:	/s/ Harold E. Schwartz
Name: Harold E. Schwartz
Title: Senior Vice President and General Counsel

Date: October 22, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1, dated October 19, 2012, to Second Amended and Restated Employment Agreement, dated as of June 7, 2010, between MFA Financial, Inc. and Stewart Zimmerman